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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




eSoft, Inc.
Boulder, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 1998, relating to the financial statements of eSoft, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/BDO Seidman, LLP
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BDO Seidman, LLP


Denver, Colorado
August 18, 1998